                                                                   EXHIBIT 10.25


                     RULES OF THE COOPER (UK 2002) EMPLOYEE

                               SHARE PURCHASE PLAN

                  ____________________________________________
                             (Adopted by the Company

                                on August 6, 2002

                      and approved by the Inland Revenue on

                  ____________________________________________

                      under Reference ___________________)

                  ____________________________________________

                                    CONTENTS

1.  INTRODUCTION......................................................    1

2.  NAME..............................................................    1

3.  DEFINITIONS.......................................................    1

4.  INDIVIDUAL SAVINGS LIMITS.........................................    6

5.  EXERCISE PRICE....................................................    6

6.  INVITATIONS AND APPLICATIONS FOR OPTIONS..........................    7

7.  GRANT OF OPTIONS AND SCALING-DOWN.................................    8

8.  RESTRICTIONS ON TRANSFER OF OPTIONS...............................   10

9.  EXERCISE OF OPTIONS...............................................   10

10. MANNER OF EXERCISE OF OPTIONS.....................................   12

11. MERGER, SALE, CHANGE OF CONTROL AND LIQUIDATION...................   13

12. ROLLOVER OF OPTIONS...............................................   14

13. VARIATION OF CAPITAL..............................................   16

14. AVAILABILITY OF AUTHORISED CAPITAL................................   16

15. VARIATION AND TERMINATION OF PLAN.................................   17

16. ADMINISTRATION....................................................   17

17. GENERAL...........................................................   18

18. GOVERNING LAW.....................................................   19

19. HEADINGS..........................................................   19

                     RULES OF THE COOPER (UK 2002) EMPLOYEE

                               SHARE PURCHASE PLAN

1.       INTRODUCTION

         The Cooper (UK 2002) Employee Share Purchase Plan ("Plan") is designed to provide UK employees of Cooper Industries Ltd ("Company") and its subsidiaries with the opportunity to acquire common shares of the Company, by granting options to such employees on such dates not later than ten years following the Date of Approval (as defined below) as the Board (as defined below) may from time to time determine. The Plan is intended to constitute a "save as you earn" share option scheme within the provisions of Schedule 9 of the Income and Corporation Taxes Act 1988.

2.       NAME

         This Plan shall be known as the "Cooper (UK 2002) Employee Share Purchase Plan".

3.       DEFINITIONS

         3.1 Except where inconsistent with the context the following words and expressions shall have the Following meanings:-

                  "ACTUAL CONVERTED AGGREGATE AMOUNT" means the Actual Sterling Aggregate Amount converted into United States dollars using the spot exchange rate of Barclays Bank Plc at noon GMT on the date of exercise of an Option;

                  "ACTUAL STERLING AGGREGATE AMOUNT" means for each Eligible Employee the total amount in pounds sterling saved by that Eligible Employee under a Savings Contract together with any Bonus due under that Savings Contract;

                  "ASSOCIATED COMPANY" shall, for the purposes of Rule 9.3.6 have the meaning given to that expression in paragraph 23 of
                  Schedule 9 by virtue of Section 187(2) of the Taxes Act and, for any other part of these Rules, "Associated Company" shall have the meaning given to that expression in section 416 Taxes Act;

                  "AUDITORS" means the auditors of the Company for the time being;

                  "BOARD" means:

                  1. the board of directors of the Company for the time being; or

                  2. as appropriate a committee which has been duly authorised by the board of directors of the Company pursuant to Rule 16;

                  "BONUS" means:

                  1.       the First Bonus, or

                  2.       the Standard Bonus, or

                  3. the Maximum Bonus as appropriate in relation to any particular savings contract;

                  "BONUS DATE" means in relation to any Savings Contract the earliest date on which a Bonus is payable;

                  "CESSATION OF EMPLOYMENT" means the date on which an Option Holder ceased to be employed within the Group and for this purpose "Group" shall include any Associated Company;

                  "CONTROL" means control as defined in section 840 of the Taxes Act;

                  "DATE OF APPROVAL" means the date on which the Plan is approved by the Inland Revenue pursuant to Schedule 9;

                  "ELIGIBLE EMPLOYEE" means:

                  1.       an employee of the Group, or

                  2. a director of the Company and/or of any Subsidiary who is contracted to work full-time (and in any event for not less than 25 hours per week exclusive of meal breaks) for the Company and/or any of the Subsidiaries, who either has been such an employee or director continuously since 1 January in the calendar year in which the Date of Grant falls, and is chargeable to tax in respect of his office or employment under Case 1 of Schedule E (as set out in section 19 of the Taxes Act), or is any other employee of the Group who is permitted by the Board to participate in the Plan, and is not precluded from participating in the Plan by paragraph 8 of Schedule 9;

                  " EMPLOYEE TRUST" means any one or more trusts established by the Company or any of its Subsidiaries under the terms of which any one or more Eligible Employees may obtain benefit;

                  "ESTIMATED STERLING AGGREGATE AMOUNT" means for each Eligible Employee an estimate of the Actual Sterling Aggregate Amount, such estimate being based on the assumption that the Eligible Employee continues to contribute fully to his Savings Contract for the full term of the Savings Contract.

                  "ESTIMATED CONVERTED AGGREGATE AMOUNT" means the Estimated Sterling Aggregate Amount converted into United States dollars using the spot exchange rate of Barclays Bank Plc at noon GMT on the Date of Grant;

                  "EXERCISE PRICE" means the amount per Share payable on the exercise of an Option;

                  "FIRST BONUS" means the bonus payable following the making of thirty six monthly (or the appropriate number of weekly) payments pursuant to a 3 year Savings Contract;

                  "GMT" means Greenwich Mean Time;

                  "GRANT" means a resolution by the Board (or an action by a person duly authorised by the Board) as a consequence of which the Board has granted Options over that number of Shares which is to be, and to those Eligible Employees which are to be, determined in accordance with Rules 6 and 7 and the "DATE OF GRANT" shall mean the date on which the resolution is passed or the action is taken as appropriate.

                  "GROUP" means the Company and all its Subsidiaries for the time being or, where appropriate, any Jointly-Owned Company which has been approved by the board of Inland Revenue to participate in the Plan (and/or any Subsidiary for the time being of such Jointly-Owned Company) in each case whether incorporated in the United Kingdom or elsewhere and which is nominated by the Board to participate in the Plan;

                  "INVITATION" means the invitation sent to all Eligible Employees pursuant to the provisions of Rule 6 which invites the addressee to participate in the Plan.

                  "JOINTLY-OWNED COMPANY" means any company which is jointly owned by the Company (whether directly or indirectly) and one other person (that is, controlled as to 50% by each of those two persons);

                  "MARKET VALUE" means

                  1. on any day the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Plan with the Inland Revenue Shares Valuation Division; or

                  2. on any day if at the relevant time shares of the same class as the Shares are fully quoted on the New York Stock Exchange, the average of the high and low market quotation of shares of that class for the preceding trading day;

                  "MAXIMUM BONUS" means the bonus payable pursuant to a 5 year Savings Contract two years after an entitlement to a Standard Bonus would accrue where the Eligible Employee has made the appropriate election for a Maximum Bonus;

                  "OPTION" means a right to acquire Shares in the capital of the Company granted pursuant to the Plan;

                  "OPTION CERTIFICATE" means a certificate evidencing the Option as referred to in Rule 7.8;

                  "OPTION HOLDER" means a person who holds an Option or where the context so permits the legal personal representative of such person;

                  "PLAN" means the Cooper (UK 2002) Employee Share Purchase Plan established by these Rules subject to any amendments made in accordance with their terms;

                  "RULES" means these rules as amended from time to time;

                  "SAVINGS CONTRACT" means a contract under a certified contractual savings scheme (within the meaning of Section 326 Taxes Act) entered into with a bank or building society nominated by the Board and which has been approved for the purpose of Schedule 9 by the Inland Revenue;

                  "SCHEDULE 9" means Schedule 9 to the Taxes Act;

                  "SHARES" means Class A common shares of the Company which comply with the requirements of paragraphs 10 to 14 inclusive of Schedule 9;

                  "SPECIFIED AGE" means:

                  1.       sixty five years, or

                  2. any other age determined by the Board from time to time provided that any other age determined by the Board shall not be less than sixty years and not more than seventy five years and any such determination shall not be effective until the amendment has been approved by the board of the Inland Revenue;

                  "STANDARD BONUS" means the bonus payable following the making of sixty monthly or the appropriate number of weekly payments pursuant to a 5 year Savings Contract;

                  "SUBSIDIARY" means a company which is under the Control of the Company (or any Jointly-Owned Company, as the case may be) and is a subsidiary of it within the meaning of Section 736 of the Companies Act 1985;

                  "SUBSISTING OPTION" means an Option which has neither lapsed nor been exercised;

                  "TAXES ACT" means the Income and Corporation Taxes Act 1988;

                  "TOTAL EXERCISE COST" means the total amount payable for Shares, expressed as an amount in United States dollars, which may be or are issued or transferred on the exercise of an Option;

                  "TRUSTEES" means the trustees for the time being of the Employee Trust as approved by the Board.

         3.2 Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

         3.3 References to a statute or to any part or parts thereof shall include references to the same as from time to time amended or re-enacted.

         3.4 Except where inconsistent with the context and unless otherwise stated any words or expressions used herein shall have the same meanings as in schedule 9.

4.       INDIVIDUAL SAVINGS LIMITS

         4.1 Following any particular invitation to participate in the plan an eligible employee may apply for the grant of an option provided that:-

                  4.1.1 the minimum contributions payable under the Savings Contract to be entered into in respect of such grant shall not be less than (pound)5 per month nor greater than the amount per month specified from time to time in paragraph 24(2)(b) of Schedule 9; and

                  4.1.2 the contribution payable in any month by the Eligible Employee under the Savings Contract to be entered into in respect of such grant when added to the contributions payable under all other subsisting Savings Contracts or savings contracts approved or treated as approved by the Inland Revenue for savings related share option schemes approved by the Inland Revenue for the purposes of Schedule 9, shall not exceed the greater of (pound)250 or the maximum amount permitted by Schedule 9 or if less, such other maximum amount specified by the Board or the Trustees in its/their absolute discretion by reference to any particular invitation.

5.       EXERCISE PRICE

         The Exercise Price for an Option shall be determined on the Date of Grant subject to the following:-

         5.1 In the case of an option to acquire one or more shares the exercise price shall be 85% of the market value of a share (or such higher percentage as may from time to time be permitted by The taxes act); and

         5.2 In the case of an option to subscribe for one or more shares the exercise price shall be the greater of the nominal value and 85% of the market value of a share (or such higher percentage as may from time to time be permitted by the taxes act).

         5.3 The exercise price for an option shall be stated in united states dollars.

         5.4 Subject to rule 7.5 Options must be granted no more than 30 days after the day on which the market value is determined.

6.       INVITATIONS AND APPLICATIONS FOR OPTIONS

         6.1 Subject to any requirements limits or restrictions contained elsewhere in the rules the board and/or the trustees may in its/their absolute discretion issue invitations to all persons who are eligible employees.

         6.2 The board (or in circumstances where options are to be granted by the trustees, the trustees in consultation with the board);

                  6.2.1 shall have determined the maximum number of Shares over which Options have been granted on the Date of Grant; and

                  6.2.2 may have at that time determined a higher number to which such maximum may be increased if and only if the need for scaling down under Rule 7.5 will be thereby avoided subject in all events to the limit on the aggregate number of Shares that may be issued under the Plan as set out in Rule 14.1.

         6.3 Invitations shall include an application form, (in a form determined by the board or trustees, as appropriate) together with instructions for the completion and return of the application in accordance with rule 6.4.

         6.4 Invitations shall state whether the savings contracts to be entered into in relation to the particular grant shall include any one or more of:-

                  6.4.1    the First Bonus;

                  6.4.2    the Standard Bonus;

                  6.4.3    the Maximum Bonus;

                  and if appropriate must invite Eligible Employees to select which Savings Contract they wish to enter into and to indicate their selection on the application form.

         6.5 Not later than the date specified in the invitation (being neither earlier than fourteen nor later than twenty-one days after the date of grant, unless on a particular occasion the inland revenue has agreed to a variation in the time allowed for the response to invitations) each eligible employee to whom an invitation has been issued may return the application form provided pursuant to rule 6.3 To the board or the trustees (as the case may be) thereby indicating that he wishes to be granted an option.

         6.6 Subject to rule 7 below, applications shall be taken to be for an option over shares with a total exercise cost as near as possible to but not exceeding the estimated converted aggregate amount.

7.       GRANT OF OPTIONS AND SCALING-DOWN

         7.1 Subject to this rule 7 the option shall be over the number of shares for which application is made.

         7.2 Not later than the twenty-eighth day following the issue of invitations the board (on behalf of the company) and/or the trustees (as the case may be) shall confirm to each applicant who is still an eligible employee that an option has been granted to that eligible employee and indicating the maximum number of shares over which the option has been granted.

         7.3 Where any option has been granted by the board and the terms specified in the option provide for the satisfaction of the option by the issue of shares by the company then the board may in its absolute discretion determine that in substitution for the allotment and issue of shares it shall procure that some or all of the shares over which the option subsists shall be satisfied, in accordance with rule 14.2, By some other person or body. Such determination may be made at any time following the grant of any particular option and prior to the resolution of the board to satisfy the exercise of any option by the issue of share.

         7.4      Options may be granted pursuant to the plan as follows:-

                  7.4.1    By the Board where such Option will, subject to Rule
                           14.2 below, be satisfied on its exercise by the Company issuing Shares to the relevant Option Holder;

                  7.4.2 By the Board, where such Option will be satisfied on its exercise by some other person or body (including, without limitation, the Trustees);

                  7.4.3 By the Trustees where such Option on its exercise will be satisfied by the transfer of Shares from the Employee Trust.

         7.5 If the board and/or the trustees receive completed application forms which indicate that the maximum number of shares over which options have been granted on the date of grant is insufficient after taking into account any higher number of shares over which options have been granted pursuant to rule
                  6.2 Then reference to the fortieth day shall be substituted for reference to the twenty-eighth day in rule 7.2 And the following steps shall be carried out successively to the extent necessary to eliminate the excess:-

                  7.5.1 each election for the Maximum Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for only the Standard Bonus to be so included;

                  7.5.2 each election for the Standard Bonus or the First Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for no bonus to be so included;

                  7.5.3 the excess over the minimum monthly savings contribution chosen by each applicant in relation to that particular grant shall be reduced pro rata to the extent necessary;

                  7.5.4 each election for a 5 year Savings Contract shall be deemed to be an election for only a 3 year Savings Contract;

                  7.5.5 subject to Rule 7.6, applications will be selected by lot each based on a monthly savings contribution of (pound)5 and the inclusion of no bonus in the repayment under the Savings Contract.

         Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Board shall amend each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting from such application.

         7.6 As an alternative to selecting applications by lot, the board and/or the trustees may determine in its/their absolute discretion that no options shall be granted.

         7.7 For the avoidance of doubt, the grant of an option to an eligible employee shall be conditional upon the eligible employee having entered into a savings contract such that the estimated converted aggregate amount will be not less than the total exercise cost of the shares over which the option is granted.

         7.8 The grant of an option shall be evidenced by the issue of a certificate under the authority of the board or the trustees as appropriate in such form as the board and/or the trustees may determine and which shall specify:-

                  7.8.1    the Exercise Price;

                  7.8.2 the maximum number of Shares over which the Option is granted based on the Barclays Bank plc dollar/sterling spot exchange rate at noon on the Date of Grant;

                  7.8.3    the Date of Grant; and

                  7.8.4 a statement to the effect that the actual number of Shares over which the Eligible Employee shall be able to exercise an Option shall be determined on the date of exercise of the Option (or as soon after that date as is practicable) according to the dollar/sterling spot exchange rate of Barclays Bank plc at noon GMT on the date of exercise of the Option.

         7.9 If any certificate shall be destroyed, lost, defaced or worn out, it may be renewed on such evidence being provided and on such terms as the board or trustees may require.

         7.10 No option may be granted later than 10 years after the date of approval.

8.       RESTRICTIONS ON TRANSFER OF OPTIONS

         An Option shall be personal to the Option Holder (or, where appropriate, his legal personal representatives) and shall not be assignable. Any purported assignment transfer, charge, disposal or dealing with the rights and interests of the Option Holder shall render the Option void.

9.       EXERCISE OF OPTIONS

         9.1 Subject to any provision in these rules to the contrary an option shall:-

                  9.1.1    become exercisable on the Bonus Date; and

                  9.1.2    lapse six months after the Bonus Date.

         9.2 The maximum number of shares over which an option shall be exercisable shall be determined using the exercise price and the actual converted aggregate amount.

         9.3 No option shall be exercisable over a number of shares to the extent that the total exercise cost exceeds the actual converted aggregate amount and, for the purposes of this rule, the actual converted aggregate amount excludes the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment under the savings contract is made.

         9.4 An option may be exercised by an option holder in the circumstances and within the periods specified below and (except as set out in rule 9.4.4 Below) shall thereafter lapse:-

                  9.4.1 if the Option Holder dies before the Bonus Date, the period of twelve months after his death;

                  9.4.2 if the Option Holder dies in the six months following the Bonus Date the period of twelve months after the Bonus Date;

                  9.4.3 unless the Option Holder has died, and subject to Rules 9.3 and 9.4.1, the period of six months following Cessation of Employment by reason of injury disability redundancy within the meaning of the Employment Rights Act 1996 or retirement on reaching an age not less than either the age at which he is bound to retire in accordance with the terms of his contract of employment or the Specified Age;

                  9.4.4 subject to Rules 9.3 and 9.1.2 the period of six months after the Option Holder reaches the Specified Age if he continues to be employed within the Group after reaching such Specified Age;

                  9.4.5 unless the Option Holder had died, and subject to Rules 9.3 and 9.1.2, the period of six months following Cessation of Employment (other than for reasons of dismissal for misconduct, by reason of early retirement or voluntary redundancy) in circumstances in which Rules 9.4.1, 9.4.2 and 9.4.3 do not apply provided that on such Cessation of Employment at least three years have elapsed since the Date of Grant;

                  9.4.6 subject to Rules 9.3 and 9.1.2 the period of six months following Cessation of Employment by reason of the Company by which he is employed ceasing to be a member of the Group or by reason of the sale of the undertaking in which he is employed to a transferee which is neither a member of the Group nor an Associated Company; and

                  9.4.7    the events specified in Rule 11.

         9.5      Subject to rule 9.1.2 An option shall lapse if:

                  9.5.1 the Option Holder ceases to be employed within the Group for any reason other than as set out in Rule
                           9.4 hereof provided that an Option Holder who ceased to be an Eligible Employee by reason of pregnancy or confinement and who exercises her right to return to work under Section 45 of the Employment Protection (Consolidation) Act 1978 before exercising an Option under the Plan will be treated for these purposes as not having ceased to be an Eligible Employee; or

                  9.5.2 the whole or part of an Option Holder's contributions under the related Savings Contract are repaid to the Option Holder before the earliest date on which the Option may be exercised in accordance with this Plan; or

                  9.5.3    the Option Holder is adjudicated bankrupt.

         9.6      No option may be exercised when:

                  9.6.1    the Option Holder is; or

                  9.6.2 the personal representative(s) of an Option Holder who at the date of his death is or are,

                  precluded from participating in the Plan by paragraph 8 of the
                  Schedule 9. In addition and (subject to Rules 9.4.1, 9.4.2, 9.4.3, 9.4.5 and 9.4.6) no Option may be exercised by an Option Holder when he is not an Eligible Employee.

10.      MANNER OF EXERCISE OF OPTIONS

         10.1 In order to exercise an option the option holder or his legal personal representative shall terminate the related savings contract and deliver to the secretary of the company (or his designee) or the trustees as appropriate his option certificate together with a written notice signed by or on behalf of the option holder and specifying the number of shares in respect of which the option is being exercised and payment in full of the exercise price in united states dollars for those shares.

         10.2 An option may be exercised on one occasion only in respect of all or any of the shares over which it is granted.

         10.3 If the actual converted aggregate amount exceeds the total exercise cost, the option holder shall receive a cash refund to the extent that the actual converted aggregate amount exceeds the total exercise cost.

         10.4 If the actual converted aggregate amount is less than the total exercise cost, the number of shares that the option holder may purchase upon exercise of the option shall be limited to the number of shares that can be purchased at the exercise price using the actual converted aggregate amount.

         10.5 All allotments, issues and transfers of shares shall be made on such day or days as the board or the trustees may determine and shall be made to the option holder (or at the absolute discretion of the board or the trustees (as appropriate), to one or more nominee or nominees including, for the avoidance of doubt, to the administrators of any tax efficient equity ownership plan nominated by the option holder) within 30 days of the exercise of the relevant option subject however to any necessary consents under any relevant enactments or regulations for the time being in force having been obtained (and it shall be the responsibility of the option holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent).

         10.6 If a dividend or other distribution is to be or is proposed to be paid to holders of the shares on the register on a date prior to the date of exercise of an option the shares to be issued or transferred upon such exercise will not rank for such dividend or other distribution. Subject to the foregoing shares allotted or transferred upon the exercise of an option shall rank pari passu in all respects with the shares in issue on the date of such exercise

11.      MERGER, SALE, CHANGE OF CONTROL AND LIQUIDATION

         11.1 If any person obtains control of the company as a result of making:-

                  11.1.1 a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

                  11.1.2 a general offer to acquire all of the shares in the Company which are of the same class as the Shares;

                  any Subsisting Option held by an Option Holder may be exercised (subject to Rule 13.1 below and to Rules 9.3 and 9.1.2 above) within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied (unless the Inland Revenue has agreed to a reduction in the time allowed for the exercise of Subsisting Options) and if not so exercised shall then lapse unless Rule 12 below applies.

         11.2 If as a result of the events specified in rules 11.1 A person has obtained control of the company and, in accordance with the provisions of that rule, the option holder has exercised any subsisting option the company shall use its reasonable endeavours to procure that following the transfer or allotment (as the case may be) of shares to the option holder, inasmuch as such shares were not previously included in the general offer, the relevant party shall offer to acquire such shares from the option holder upon the same terms as those upon which the shares were originally acquired under the general offer.

         11.3 If notice is duly given of a resolution for the voluntary winding-up of the company (other than for the purpose of reconstruction or amalgamation) an option holder may (subject to rules 9.3 And 9.1.2) During the six months thereafter exercise all or any of his subsisting options (but so that such exercise shall be conditional upon the passing of such resolution before the expiry of six months after the bonus date) which shall then lapse.

12.      ROLLOVER OF OPTIONS

         12.1 If a company (in this rule called the "acquiring company") has acquired control of the company as a result of any of the events described in rules 11.1.1 Or 11.1.2 (Such acquiring of control being referred to below as a "relevant event"), the option holder may by agreement with the acquiring company at any time within the appropriate period (as defined in rule
                  12.3 Below) release his rights under the plan (in this rule referred to as the "old rights") in consideration of the grant to him of

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                  rights (in this rule referred to as the "new rights") which comply with paragraph 12.2 Below and relate to shares in the acquiring company (or some other company which in relation to the acquiring company falls within paragraph (b) or paragraph
                  (c) of paragraph 10 of schedule 9).

         12.2 The new rights shall comply with each of the following requirements:

                  12.2.1 the shares to which they relate shall satisfy the conditions specified in relation to plan shares in paragraphs 10 to 14 of Schedule 9;

                  12.2.2 the New Rights shall be exercisable in the same manner as the Old Rights and subject to the provisions of the Plan as it had effect immediately before the release of the Old Rights;

                  12.2.3 the total Market Value, immediately before the release, of the Shares which were subject to the Option Holder's Old Rights shall be equal to the total Market Value immediately after the grant of the shares in respect of which the New Rights are granted to the Option Holder; and

                  12.2.4 the total amount payable by the Option Holder for the acquisition of shares in pursuance of the New Rights shall be equal to the total amount that would have been payable for the acquisition of Shares in pursuance of the Old Rights.

         12.3 In this rule the "appropriate period" means the period of six months beginning with the time when the person making the offer has obtained control of the company and any condition subject to which the offer is made is satisfied;

         12.4 Any reference in rules 8 to 13 and rules 15 and 16 to "option", "shares", "company" or "board" shall, in its application to any new rights, be deemed a reference to the new rights, the shares to which the new rights relate, the company in whose capital such shares are comprised or the board as defined in rule 1 but in relation to the acquiring company.

         12.5 Rule 12.1 Above is included in the plan by virtue of paragraph 15 of schedule 9.

         12.6 If new rights shall be granted to an option holder by reference to any relevant event, rule 11.1 Above shall cease to apply by reference to that relevant event (but without prejudice to their application by reference to any other relevant event). Any

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                  option which is not exercised or released pursuant to this rule within the appropriate period (as defined in rule 12.3 Above) following a relevant event (but not any new rights granted by reference to that relevant event) shall lapse.

13.      VARIATION OF CAPITAL

         13.1 The aggregate number of shares which may be issued under the plan may be increased to reflect a change in capitalisation of the company, such as a stock dividend or stock split.

         13.2 If, prior to the expiration of an option, the company shall effect a subdivision or consolidation of its shares or the payment of a stock dividend on its shares without receipt of consideration by the company, the number of shares thereafter subject to such option (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price shall be proportionately increased.

         13.3 No adjustments shall be made without specific prior approval of the inland revenue.

         13.4 Notice of any such adjustments shall be given to the option holders who if required shall return their option certificates for endorsement or replacement

14.      AVAILABILITY OF AUTHORISED CAPITAL

         14.1 The aggregate number of shares that may be issued (a) pursuant the plan, (b) and pursuant to the company's obligations as successor to cooper industries, inc. Under the cooper (uk) share purchase plan approved by the cooper industries, inc. Board of directors on february 9, 2000, is 500,000 authorised but unissued shares.

         14.2 The company has made application to the new york stock exchange in respect of the maximum number of shares issuable under the plan and shall submit such returns or reports as may be required by the exchange concerning the number of shares actually allotted under the plan.

         14.3 The company shall keep available sufficient authorised but unissued shares to satisfy in full all outstanding options granted by the company to subscribe for shares and ensure that there are sufficient shares in issue available to satisfy any subsisting option to acquire shares.

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         14.4     At any time following the grant of an option by the company the company may elect to satisfy its obligation to issue shares arising from such exercise by procuring the transfer by the trustees or any other existing shareholder or shareholders to the option holder of the number of issued shares equal to the number of shares in respect of which the option is exercised and at a price equal to the exercise price and otherwise on terms no less favourable (mutatis mutandis) to the option holder than those which would have applied had the company not made such election.

15.      VARIATION AND TERMINATION OF PLAN

         15.1 These rules may be altered by resolution of the board in any manner and at any time subject to the following provisions:

                  15.1.1 in making such alteration, the Board shall have regard to the fact that, if such an alteration is made at a time when the Plan is approved by the Inland Revenue under Schedule 9, the approval shall not have effect until approved by the Inland Revenue and approval shall therefore be sought from the Inland Revenue as soon as possible following the making of any alteration; and

                  15.1.2 no alteration may materially affect an Option Holder as regards an Option granted prior to the alteration being made save that this shall not prevent the issue of Options after the date of the alteration on terms more favourable than those Options granted prior to that date.

                  15.13 The Company may by ordinary resolution of the Board at any time resolve to terminate the Plan in which case no further Options shall be granted but the Subsisting Options shall not be affected by such termination.

16.      ADMINISTRATION

         16.1 The plan shall be administered by the plan administration committee established by the board, which committee shall be authorised to approve offerings under the plan and to interpret the plan and from time to time to adopt such rules and regulations, consistent with the provisions of the plan, as may be deemed advisable to carry out the plan. The decision of such committee shall be final and binding for all purposes with respect to any question arising under the plan.

         16.2 The committee is authorised to amend the plan to benefit the administration of the plan and make amendments to bring the plan within the terms of schedule 9 and/or to

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                  obtain or maintain inland revenue approval under the
                  provisions of schedule 9 or any other enactment and/or to take advantage of or to comply with any changes in existing or proposed legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment of the company, any subsidiary or option holder.

17.      GENERAL

         17.1 In the event of any dispute or question concerning the construction or effect of the plan the decision of the board shall be final and conclusive subject to the concurrence of the auditors wherever required under these rules.

         17.2 In any matter in which they are required to act under the plan the auditors shall be deemed to be acting as experts and not as arbitrators and the arbitration acts 1950 to 1996 shall not apply hereto.

         17.3 Notwithstanding any provisions of any other of these rules the plan shall not form part of any contract of employment of any eligible employee and shall not confer any legal or equitable rights (other than those constituting the options themselves) against the company or any subsidiary nor shall the benefits to eligible employees under the plan form any part of their remuneration for pension or other purposes.

         17.4 Ifan option holder shall cease for any reason to be an eligible employee his rights and benefits under the plan or in connection therewith (actual or prospective) or any loss thereof shall not entitle him to any claim for compensation against the company or any subsidiary.

         17.5 If a person shall cease to be an eligible employee for whatever reason he shall not be entitled to compensation for any loss of any rights or benefits (actual or prospective) under the plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for unfair dismissal, wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

         17.6 The board may from time to time make and vary such regulations (not being inconsistent with the plan) for the implementation and administration of the plan as it thinks fit.

         17.7 Option holders shall not be entitled to copies of notices and documents sent to ordinary shareholders prior to the exercise of an option.

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

         17.8 It shall be the duty of the board or the trustees (as appropriate) to provide returns of any options granted or exercised and to make available such further information as may be requested from time to time by the board of the inland revenue.

         17.9 Any notice or other communication under or in connection with the plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a group company either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

         17.10 The costs of introducing and administering the plan shall be borne by the company.

18.      GOVERNING LAW

         The Rules and the Plan shall in all respects be governed by the laws of England and the English Courts shall have non exclusive jurisdiction to hear and determine any disputes which arise or may arise in connection with the Plan.

19.      HEADINGS

         The headings contained herein are for convenience only and shall not affect the construction of the Rules.

ON BEHALF OF THE COMPANY I HEREBY DECLARE THAT THE BOARD HAS APPROVED AND ADOPTED THESE RULES.

SIGNED:  DAVID R. SHEIL

CAPACITY:  SENIOR VICE PRESIDENT, HUMAN RESOURCES

DATE:  NOVEMBER 18, 2002

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